UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2005

Federal Services Acquisition Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-124638	11-3747850
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Third Avenue, 33rd Floor, New York, New York		10022-4775
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an Amendment to our Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on October 27, 2005. We are filing this form 8-K/A to restate our financial statements for the period from April 12, 2005 (date of inception) through October 25, 2005, to reflect the issuance of warrants to purchase common stock associated with the units sold at the initial public offering of the Company. The Company had previously classified the value of these warrants to purchase common stock, when applicable, to equity. After further review in connection with the preparation of Amendment No. 2 to the Proxy Statement related to the acquisition contemplated by the Stock Purchase Agreement dated as of April 19, 2006, by and among the Company, Advanced Technology Systems, Inc., a Virginia corporation (“ATS”) and shareholders of ATS, the Company has determined that these instruments should have been classified as liabilities and, therefore, the fair value of each instrument must be recorded as a liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded liabilities, and the corresponding gain or loss will be recorded in the Company’s statement of operations. Except as otherwise stated, all financial information contained in the Current Report on Form 8-K/A gives effect to these restatements.

This Form 8-K/A amends and restates only certain information in the Audited Financial Statements, attached as Exhibit 99.1, as a result of the current restatements described above.

Item 8.01.  Other Events.

On October 25, 2005, Federal Services Acquisition Corporation (the “Company”) closed its initial public offering (“IPO”) of 21,000,000 Units (“Units”).  Each Unit consists of one share of the Company’s common stock, $.0001 par value per share (“Common Stock”), and two warrants (“Warrants”), each to purchase one share of the Company’s Common Stock at $5.00 per share.  The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $126 million and net proceeds of approximately $119 million, after deducting underwriting discounts and offering expenses.

The financial statements as of October 25, 2005 reflecting receipt of the net proceeds received by the Company upon consummation of the IPO have been issued by the Company and have been audited by Eisner LLP and are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01.  Financial Statements and Exhibits.

(a)                      Not applicable.

(b)                     Not applicable.

(d)                     Exhibits.

99.1                           Audited Financial Statements.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SERVICES ACQUISITION CORPORATION

Dated: September 29, 2006	By:	/s/ Joel R. Jacks
Joel R. Jacks
Chairman and Chief Executive Officer

EXHIBITS INDEX

Exhibit
Number	Description
99.1	Audited Financial Statements, As Restated.